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                                                                   EXHIBIT 10.01

                        REVOLVING CREDIT PROMISSORY NOTE


$18,000,000.00                                        Manchester, New Hampshire
                                                                 March 28, 1997

MAKERS' NAMES AND ADDRESSES:

Nashua Corporation
a Delaware corporation
44 Franklin Street
Nashua, New Hampshire 03061 (hereinafter sometimes referred to as "Parent")


Nashua Photo Inc.
a Delaware corporation
44 Franklin Street
Nashua, New Hampshire 03061

(Nashua Corporation and Nashua Photo Inc. are sometimes referred to in the singular as a "Maker" and collectively jointly and severally as the "Makers")

Principal Amount: Up to Eighteen Million Dollars ($18,000,000.00) ("Principal Amount")

Maturity Date:  April 30, 1999


1. PROMISE TO PAY. FOR VALUE RECEIVED, Makers hereby, jointly and severally, promise to pay on or before April 30, 1999 to the order of Citizens Bank New Hampshire, a guaranty savings bank organized under the laws of the State of New Hampshire, with its place of business at 875 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), or to any holder, at 875 Elm Street, Manchester, New Hampshire 03101 or at such other place as Bank or any subsequent holder hereof may in writing designate in the amount and manner hereinafter specified and in lawful currency of the United States of America, as herein provided, up to the Principal Amount outstanding, as from time to time advanced and readvanced by Bank, to Makers under a revolving line of credit facility as described in a Loan and Security Agreement of even date by and between Makers and Bank, including all subsequent extensions, modifications and amendments thereto (the "Loan Agreement"), with interest thereon from the date hereof on the Principal Amount from time to time outstanding at the Applicable Interest Rate (as herein defined). This Note is issued pursuant to, and is subject to, the terms and conditions of the Loan Agreement all of which are incorporated herein by reference as if set forth in full herein. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
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2.      INTEREST AND PRINCIPAL PAYMENTS.

         2.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

             2.1.1 "Applicable Notice" means either a LIBOR Rate Notice or Floating Rate Notice;

             2.1.2 "Applicable Period" means either a LIBOR Rate Period or Floating Rate Period;

             2.1.3 "Applicable Interest Rate" means either the LIBOR Rate or the Floating Rate in effect at any time pursuant to the terms hereof on a portion or all of the Principal Amount outstanding. In the event that the index upon which any Applicable Interest Rate is determined is no longer published or determined, Bank may substitute an equivalent or substitute index therefore, and Bank shall have the right to apply a new margin to such index in its discretion in order to provide a comparable return to the Bank as provided by the margin provided for herein;

             2.1.4 "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Manchester, New Hampshire;

             2.1.5 "LIBOR Rate Notice" means Parent's irrevocable telephone notice (confirmed in writing in accordance with Section 2.3.3 hereof) stating that Makers elect to pay interest on the Principal Amount (or portion thereof, in minimum principal amounts of Five Hundred Thousand Dollars ($500,000.00)) at the LIBOR Rate (as defined herein) for the LIBOR Rate Period;

             2.1.6 "LIBOR Rate Period" means a period of one month, two months, three months or six months at Makers' election, provided, however, that no period shall extend beyond the Maturity Date. If the proposed period would extend beyond the Maturity Date, Makers shall not be able to select that LIBOR Rate Period. Any LIBOR Rate Period which terminates on a non-Business Day shall be deemed, for purposes hereof, to terminate on the next Business Day;

             2.1.7 "Floating Rate Notice" means Parent's irrevocable telephone notice stating that Makers elect to pay interest on the Principal Amount (or allowable portion thereof) at the Floating Rate for the applicable Floating Rate Period; and,


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             2.1.8 "Floating Rate Period" means any period that the Principal
Amount or portion thereof is not bearing interest at the LIBOR Rate (to the time remaining prior to the Maturity Date). Any Floating Rate Period which terminates on a non-Business Day shall be deemed, for purposes hereof, to terminate on the next succeeding Business Day;

             2.2 Interest Rate. The interest rate will be a variable rate, which will be changed as provided below:

                 2.2.1 Provided Makers are not in default under this Note (or the Loan Agreement or the Instruments), Makers, pursuant to Section 2.3 below, may elect as specified in the Applicable Notice pursuant to the terms hereof to pay interest on the outstanding Principal Amount (or allowable portion thereof) at a rate per annum equal to either (i) the LIBOR Rate defined as follows and/or
(ii) the Floating Rate defined as follows, during the Applicable Period.

                       1. The "LIBOR Rate" will be equal to two percent (2.0%) above the following Index: LIBOR Rate (rounded upward, if necessary, to the nearest fourth (4th) decimal place) as published in the Money Rates Section of the Wall Street Journal (the "LIBOR Index") for the LIBOR Rate Period specified in the applicable LIBOR Rate Notice (i.e., a one month election will have the LIBOR Index for the one month quote, a two month election will have the LIBOR Index for the two month quote) or other equivalent publication if the Wall Street Journal ceases to publish "LIBOR" (or a specific LIBOR Rate), or any equivalent successor to such rate, two (2) Business Days before the commencement of such LIBOR Rate Period, as being the interest rate offered two (2) business days before publication in the Wall Street Journal in the London Interbank Market for deposits in Dollars for delivery on the first (1st) date of each respective LIBOR Rate Period, and for a period comparable to such LIBOR Rate Period elected by Makers.

                       2. The "Floating Rate" will be equal to the Wall Street Journal Prime Rate, so-called, as adjusted from time to time per annum. For purposes of calculating the Interest Rate hereunder, the "Wall Street Journal Prime Rate" shall mean the prime rate (the base rate on corporate loans at large U.S. money center commercial banks) as published in the Money Rates section of the Wall Street Journal or other equivalent publication if the Wall Street Journal no longer publishes such information (if more than one such prime rate is published on any given day, the lowest of such published rates shall be the Wall Street Journal Prime Rate of purposes of this Note) ("Index"). The Floating Rate based on the Index will change each time and as of the time that the Index changes without notice to Makers each time the Index changes during the applicable Floating Rate Period ("Payment Change Date"). Each new Floating Rate will become effective on the Payment Change Date.


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        2.3     Selection of Interest Rate.

                2.3.1 Makers shall elect the Applicable Rate for the outstanding Principal Amount (or allowable portion thereof) pursuant to an Applicable Notice. The first (1st) Applicable Notice shall be received by Bank four Business Days prior to the first monthly payment date. For all other Applicable Notices, Bank must receive such Applicable Notice prior to 3:00 p.m., New Hampshire time, on a Business Day at least four (4) Business Days prior to the last day of an Applicable Period.

                2.3.2 If Makers through Parent, fail to give an Applicable Notice at least four (4) Business Days prior to the end of an Applicable Period, then, the Applicable Rate for the following Applicable Period shall revert to the Floating Rate.

                2.3.3 Makers shall provide Bank with a certificate signed by the chief financial officer of Parent setting forth and reaffirming its election of an Applicable Rate by the fifth (5th) day of every Applicable Period.

                2.3.4 If Makers have elected a LIBOR Rate, the Principal Balance shall bear interest at said rate until expiration of the LIBOR Rate Period.

        2.4     Interest and Principal Payments.

                2.4.1 Interest on this Note, at the Applicable Interest Rate, shall be due and payable monthly in arrears, calculated daily upon the Principal Balance, with the first such payment due on the first day of the next succeeding month and each subsequent payment due on the first day of each calendar month thereafter. If the due date for any payment required hereunder falls on a non-Business Day, such payment shall be deemed due on the next succeeding business day and interest at the Applicable Interest Rate shall continue to accrue through the actual date of payment.

                  2.4.2 In the absence of an earlier Event of Default and acceleration by Bank, the outstanding Principal Amount hereof together with all accrued but unpaid interest hereon shall be due and payable in full without further notice or demand in a lump sum on the Maturity Date.

                  2.4.3 Interest, at whatever Applicable Rate applies, shall be computed on the actual number of days elapsed over a year of 360 days.

        2.5     Prepayments.  Prepayments are subject to the following:

                2.5.1 At any time the Principal Amount (or portion thereof) is accruing interest at a Floating Rate, prepayment, in whole or in part, is permitted by Makers without penalty;

                2.5.2 At any time the Principal Amount (or portion thereof) is accruing interest at the LIBOR Rate prepayment in whole or in part is permitted together with a prepayment penalty


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equal to the amount Bank would have earned for the Applicable LIBOR Rate Period will be paid by Makers at the time of payment or acceleration.

       2.6      Late Fees.

                2.6.1 Makers shall pay to Bank in addition to all other amounts then due a late charge (as liquidated damages) equal to five percent (5%) of any installment of interest not received by Bank on or before the tenth (10th) day after such payment is due. Acceptance by Bank of any late payment charge shall not be deemed a waiver of any Event of Default or demand previously made by Bank.

3. ADVANCES. Makers and any endorser(s) or guarantor(s) hereof agree that Bank will make loan advances to Makers as provided for and on the terms set forth herein and in the Loan Agreement.

4. EVENTS OF DEFAULT. Upon the occurrence of any of the following events of default (the "Events of Default"), all sums payable under this Note shall, at the option of Bank, become immediately due and payable upon notice without further demand:

         4.1 failure to make a payment of principal or interest on this Note, or any other sum payable hereunder, within two (2) Business Days after it is due, or on any other obligation of Makers to Bank, now existing or subsequently created;

         4.2 any breach, default or failure of warranty or representation caused by Makers in connection with this Note, the Loan Agreement or with any other document now or subsequently executed by Makers to Bank in connection with this Note or otherwise, including, but not limited to, the other instruments, or other documents delivered in connection herewith or therewith;

         4.3 if a court or agency having jurisdiction makes a determination of the illegality or unenforceability (in whole or in material part) of this Note or any Instrument delivered in connection herewith; or,

         4.4 if on the Maturity Date Makers have not paid its obligations hereunder in full.

5. WAIVERS. Makers and all sureties, endorsers and guarantors of this Note hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against any of the property covered by the Instruments, (b) agree to any substitution, exchange, addition or release of any such property or the addition or release of any party or person primarily or secondarily liable hereon, (c) agree that Bank shall not be required first to institute any suit, or to exhaust its remedies against Makers or any other person or party in order to enforce payment of this Note or any guarantee, (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration to any of them, (e) waive


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any defense arising out of the alleged release of any parties, and (f) agree that, notwithstanding the occurrence of any of the foregoing, except as to any such person expressly released in writing by Bank they shall be and remain jointly and severally, directly and primarily, liable for all sums due hereunder.

6. RIGHT OF SET-OFF. In the event of default, or upon notice of issue of any legal process by which process any of Makers' assets in the possession of Bank may be trusteed, attached or levied upon, and in addition to the other rights contained herein, Bank shall have the immediate and unconditional right of off-set against all demand deposits, accounts, certificates, securities, choses in action and all other rights or property of Makers or any guarantor reflecting an obligation of Bank to Makers or of any guarantor, or any endorser, or any of them, which are then maintained with (or in existence as against) Bank ("Cash Collateral"). Makers and all guarantors hereby expressly grant to Bank a security interest in the said Cash Collateral pursuant to RSA 382-A:9-101 et seq.

7.       GENERAL PROVISIONS.

         7.1 No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right, or of any other right of Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No single or partial exercise of a power hereunder shall preclude other exercises thereof, or the exercise of any other power hereunder.

         7.2 Any reference herein to a party in the masculine gender shall be construed in the feminine or neuter gender, as the context may require.

         7.3 In addition to any other right or remedy set forth in the Instruments, if this Note is in default, or is collected or attempted to be collected by the initiation or prosecution of any suit or through any probate or bankruptcy court, or by any other judicial proceeding, or is placed in the hands of an attorney for collection, then Makers shall pay, in addition to all other amounts owing hereunder, all reasonable collection costs, court costs, appraisers fees and reasonable attorney's fees and every other reasonable cost incurred by Bank.

         7.4 This Note shall be deemed delivered and accepted by Bank in the State of New Hampshire and shall be governed exclusively by the laws of the State of New Hampshire. Makers hereby agree that any action under this Note shall be maintained in a court of competent jurisdiction located therein, and consent to the jurisdiction of any such New Hampshire Court for all purposes connected herewith. Makers consent to the jurisdiction of any court in any state in which property of Makers is located. Any action by Makers against Bank may be maintained only in the State and Federal courts in the State of New Hampshire.

         7.5 In the event any payment of principal or interest received upon this obligation and paid by Makers or any guarantor, surety, co-maker or endorser, shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or otherwise, then in


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such event to the extent thereof, the obligation of the undersigned, or any guarantor, surety, co-maker or endorser shall, jointly and severally, survive as an obligation due hereunder and shall not be discharged or satisfied by said payment or payments, which obligation shall be payable ON DEMAND with interest as provided herein, notwithstanding return by Bank hereof to said parties of this original hereof or any guaranty, endorsement or the like.

         7.6 This Note shall inure to the benefit of Bank, and subject to the terms of the Loan and Security Agreement its successors, assigns, endorsees and any person to whom Bank may grant any interest in this Note, including without limitation, a participation interest by another bank or financial institution, and shall be binding upon the undersigned and the successors, assigns, heirs, executors, administrators and other legal representatives thereof; this Note is not intended to create any right or other cause of action in or on behalf of any person other than Bank, its successors, assigns, endorsees and any person to whom Bank may grant any interest in this Note.

         7.7 To the extent possible, each provision of this Note shall be interpreted in a manner as to be valid, legal and enforceable under applicable law. If any provision of this Note shall be held invalid, illegal or unenforceable, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         7.8 This Note may be extended, modified, or renewed by mutual agreement of Bank and Makers without releasing, discharging or affecting the liability of Makers or any sureties, endorsers or guarantors of this Note.

         7.9 The Makers shall be jointly and severally liable hereunder.

         7.11 This Note shall have the effect of an instrument executed under seal.

         7.12 The undersigned acknowledges receipt of an exact copy of this Note.

IN WITNESS WHEREOF, Makers have caused this Note to be duly executed as of the date first above written.

        IN THE PRESENCE OF:                        MAKERS:

                                                   NASHUA CORPORATION



/s/Denise A. Poulos                                By: /s/Daniel M. Junius
---------------------                                  --------------------
Witness                                                  Daniel M. Junius
                                                         Vice President


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                                                   NASHUA PHOTO INC.



/s/Denise A. Poulos                                By: /s/Daniel M. Junius
-------------------                                    --------------------
Witness                                                  Daniel M. Junius
                                                         Treasurer


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH


        On this the 28th day of March, 1997, before me, the undersigned officer, personally appeared Daniel M. Junius, who acknowledged himself to be the Vice President of Nashua Corporation, a corporation, and that he as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                               /s/Denise A. Poulos
                                               -------------------------------
                                               Justice of the Peace
                                               My Commission Expires:  3/31/98


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STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH


        On this the 28th day of March, 1997, before me, the undersigned officer, personally appeared Daniel M. Junius, who acknowledged himself to be the Treasurer of Nashua Photo Inc., a corporation, and that he as such Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                             /s/Denise A. Poulos
                                             -------------------------------
                                             Justice of the Peace
                                             My Commission Expires: 3/31/98













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